EMPLOYMENT AGREEMENT

    EMPLOYMENT AGREEMENT dated as of December 5th, 1998, by and between CORRECTIONAL SERVICES CORPORATION, A Delaware corporation with offices located at 1819 Main Street, Suite 1000, Sarasota, Florida 34236 (the "Company") and Michael C. Garretson, residing at 5537 Sago palm Drive, Orlando, Florida 32819 (the "Executive").

                         W I T N E S S E T H:

    WHEREAS, the Company wishes to assure itself of the services of the Executive during the term of this Agreement; and
    WHEREAS, the Executive is willing to serve in the employ of the Company upon the terms and conditions herein provided.
    NOW, THEREFORE, the Company and the Executive, intending to be legally bound, hereby agree as follows:

1. Employment. The Company hereby employs the Executive who accepts employment with the Company as its Executive Vice President to perform duties as the Company's President may from time to time determine and assign to him. The Executive shall devote all of his business time, attention and energy to his duties and to the business and affairs of the Company and shall not engage, directly or indirectly, in any other business, employment or occupation, whether or not such other business, employment or occupation is competitive with the business of the Company.

2. Term. The term of this Agreement shall commence as of January 21, 1999 (the "Commencement Date") and shall terminate on the date immediately preceding the third anniversary date of the Commencement Date (the "Term").

3.  Compensation

    3.1 As full compensation for all services to be rendered by the Executive to the Company pursuant to the terms of this Agreement the Company shall pay to the Executive a base salary of (a) $200,000 for the first year (b) $208,000 for the second year (c) $218,000 for the 3rd year. The base salary shall be payable at such regular times and intervals as the Company customarily pays its employees from time to time.

    For the calendar year ending December 31, 1999, Executive will be entitled to a bonus of $100,000 providing CSC's total count of beds under contract exceeds the year-end total on December 31, 1998 by 3,000 beds.

    For Calendar year ending December 31, 2000 Executive will be entitled to a bonus of $110,000 providing CSC's total count of beds under contact exceeds the December 31, 1998 total by 6,250 beds.

    For Calendar year ending December 31, 2001 Executive will be entitled to a bonus of $120,000 providing CSC's total count of beds under contact exceeds the December 31, 1998 total by 9,750 beds.

    All beds added to CSC's inventory, to include future acquisitions, will count towards these incentive goals except for the Youth Services International acquisition and any facility expansion.

    All bonuses are payable on March 1st.

    3.2 The Company shall deduct from the Executive's Base Salary, bonus or incentive compensation any federal, state or city withholding taxes, social security contributions and any other amounts which may be required to be deducted or withheld by the Company pursuant to any federal, state or city laws, rules or regulations.

    3.3 The Company shall reimburse the Executive, or cause him to be reimbursed, for all reasonable out-of-pocket expenses incurred by him in the performance of his duties hereunder or in furtherance of the business and/or interests of the Company; provided, however, that the Executive shall have previously furnished to the Company an itemized account, satisfactory to the Company, in substantiation of such expenses.

    3.4 In lieu of the Executive's participation in the Company's health, accident and hospitalization insurance programs the Company will provide the Executive with disability insurance which, in the event of Executive's disability, will provide Executive with annualized disability payments equal to not less than fifty (50%) percent of the Executive's Base Salary.

    3.5 During the Term hereof, the Executive shall be entitled to an automobile allowance of seven hundred and fifty ($750.00) dollars per month to be applied to fuel, repairs, insurance, lease or loan payments and the like. Any expenses in excess thereof shall be the responsibility of the Executive.

4. Grant of Stock Options. the Company has previously granted to Executive a stock option as evidenced by a Stock Option Agreement between the parties dated January 21st, 1996.

5.  Termination

    5.1 If the Executive dies or becomes disabled during the Term, his Base Compensation and all other rights under this Agreement shall terminate at the end of the month during which death occurs or the Executive is deemed disabled. For purposes of this Agreement, the Executive shall be deemed to be "disabled" if he has been unable to perform his duties for three (3) consecutive moths or an aggregate of five (5) months in any consecutive twelve (12) month period.

    5.2 The Company shall, in the manner described in Section 5.3 hereof, have the right to terminate the employment of Executive under this Agreement and Executive shall forfeit the right to receive any and all further payments hereunder, other than the right to receive any compensation then due and payable to Executive pursuant to Section 3 hereof to the date of termination, if Executive shall have committed any of the following acts of defaults:

    (A) Executive shall have committed any material breach of any of the provisions or covenants of this Agreement;

    (B) Executive shall have committed any act of gross negligence in the performance of his duties or obligations hereunder, or, without proper cause, shall have willingly refused or habitually neglected to perform his employment duties or obligations under this Agreement;

    (C) Executive shall have committed any material act of willful misconduct, dishonesty or breach of trust which directly or indirectly causes the company or any of its subsidiaries to suffer any loss, fine, civil penalty, judgment, claim, damage or expense;

    (D) Executive shall have been indicted or convicted of, or shall have plead guilty or nolo contendere to, a felony or indictable offense (unless committed in the reasonable, good faith belief that the Executive's actions were in the best interests of the Company and its stockholders and would not violate criminal law);

    (E) A court or other tribunal of competent jurisdiction shall have issued an order prohibiting the Company from employing
Executive; or

    (F) Executive shall have violated the Company's discipline rules as set forth in the Company's Employee handbook, as may be modified from time to time at the sole discretion of the Company.

    5.3 If the Company elects to terminate this Agreement as set forth above, it shall deliver notice thereof to the Executive, describing with reasonable detail, the action or omission of the Executive constituting the act of default (the "Termination Notice"), and thereupon no further payments of any type shall be made or shall be due or payable to Executive hereunder, except as provided in the first sentence of Section 5.2 hereof; provided, however, with respect to any act of default set forth in clauses (a), (b) and (f) of Section 5.2, prior to any termination by the Company of Executive's employment, Executive shall first have an opportunity to cure or remedy such act of default within thirty (30) days following the Termination Notice.

    5.4 In the event the Company merges into, consolidates with or otherwise reorganizes or combines (the "Merger") with another company, wherein immediately following such Merger, the shareholders of the Company prior to the Merger own either (a) less than 50% of the outstanding voting stock of the Company (if the Company is the survivor of the Merger), or (b) less than fifty (50%) percent of the outstanding voting stock of the surviving entity, the Executive shall have the right, at his option, to terminate his employment hereunder upon 90 days advance notice ("Notice") to the Company. Notice of Executive's intention to terminate his employment hereunder shall be given to the Company within thirty (30) day period shall result in the automatic lapse of such right of termination. If Notice of termination is duly given by the Executive or is given at any time thereafter by the Company, then the Company shall pay the Executive within fifteen (15) days following termination an amount equal to the greater of (y) the Base Salary described in Paragraph 3.1 hereof through the balance of the term of this Agreement, or (z) the Base Salary paid to Executive during the year immediately preceding termination of employment, plus, within thirty (30) days after such information can be determined in the normal course, the bonus described in Paragraph 3.2 hereof shall be computed paid through the date of termination of Executive's employment.

6.  Restrictive Covenants

    6.1 Confidential Information: Covenant not to Disclose. The Executive covenants and undertakes that he will not at any time during or after the termination of his employment hereunder reveal, divulge, or make known to any person, firm, corporation, or other business organization (other than the Company or its affiliates, if any), or use for his own account any trade secrets, or secret or confidential information of any kind used by the Company during his employment by the Company, and made known (whether or not with the knowledge and permission of the Company, whether or not developed, devised, or otherwise created in whole or in part by the efforts of the Executive, and whether or not a maker of public knowledge unless as a result of authorized disclosure) to the Executive by reason of his employment by the Company. The Executive further covenants and agrees that he shall retain such knowledge and information which he has acquired or shall acquire and develop during his employment respecting such trade secrets, and secret or confidential information in trust for the sole benefit of the Company, its successors and assigns.

    6.2  Covenant Not to Compete: Non-Interference.

         6.2.1 The Executive covenants and undertakes that, during the period of his employment hereunder and for a period of two (2) years thereafter, he will not, without the prior written consent of the Company, directly or indirectly, and whether as principal, agent, officer, director, Executive, consultant, or otherwise, alone or in association with any other person, firm, corporation, or other business organization, carry on, or be engaged, concerned, or take part in, or render services to, or own, share in the earnings of, or invest in the stock, bonds, or other securities of any person, firm, corporation, or other business organization (other than the Company or its affiliates, if any) engaged in a business in the Continental United States which is similar to or in competition with any of the businesses carried on by the Company (a "Similar Business"); provided, however, that the Executive may invest in stock, bonds, or other securities of any Similar Business (but without otherwise participating in the activities of such Similar Business) if (i) such stock, bonds, or other securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934; and (ii) his investment does not exceed, in the case of any class of the capital stock of any one issuer, 2 % of the issued and outstanding shares, or in the case of bonds or other securities, 2 % of the aggregate principal amount thereof issued and outstanding.

         6.2.2 The Executive covenants and undertakes that during the period of his employment hereunder and for a period of two (2) years thereafter he will not, whether for his own account or for the account of any other person, firm, corporation or other business organization, interfere with the Company's relationship with, or endeavor to entice away from the Company, any person, firm, corporation or other business organization who or which at any time during the term of the Executive's employment with the Company was an employee, consultant, agent, supplier, or a customer of, or in the habit of dealing with, the Company.

         6.2.3 If any provision of this Article 6.2 is held by any court of competent jurisdiction to be unenforceable because of the scope, duration or area of applicability, such provision shall be deemed modified to the extent the court modifies the scope, duration or area of applicability of such provision to make it enforceable.

    6.3  Covenant to Report.

         6.3.1 The Executive shall promptly communicate and disclose to the Company all intellectual property, including, without limitation, inventions, discoveries, improvements and new writings, in any form whatsoever ("Intellectual Property"), including, without limitation, all software, programs, routines, techniques, procedures, training aides and instructional manuals conceived, developed or made by him during his employment by the Company, whether solely or jointly with others, and whether or not patentable or copyrightable, (i) which relate to any matters or business of the type carried on or being developed by the Company, or (ii) which result from or are suggested by any work done by him in the course of his employment by the Company. The Executive shall also promptly communicate and disclose to the Company all other data obtained by him concerning the business or affairs of the Company in the course of his employment by the Company.

         6.3.2 All written materials, records and documents made by the Executive or coming into his possession during the Term concerning the business or affairs of the Company shall be the sole property of the Company; and, upon the termination of the Term or upon the request of the Company during the Term, the

Executive shall promptly deliver the same to the Company. The Executive agrees to render to the Company such reports of the activities undertaken by the Executive or conducted under the Executive's direction pursuant hereto during the Term as the Company may request.

         6.3.3 The Executive will assign to the Company all rights in and to the Intellectual Property and will assist the Company or its designee during or subsequent to his employment, at the Company's sole expense, in filing patent and/or copyright applications on, and obtaining for the Company's benefit, patents and/or copyrights for, such Intellectual Property in any and all countries, and will assign to the Company all such patent and/or copyright applications, all patents and/or copyrights which may issue thereon, said Intellectual Property to be and remain the sole and exclusive property of the Company or its designee whether or not patented and/or copyrighted.

7. Injunction. It is acknowledged and agreed by the Executive that a breach or violation by the Executive of any of the covenants or agreements contained herein may cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, the Executive acknowledges and agrees that the Company shall be entitled to an injunction, without posting bond or security in connection therewith, from any court of competent jurisdiction enjoining and restraining any breach or violation of any of the restrictive covenants contained in Article 6 of this Agreement by the Executive, either directly or indirectly, and that such right to an injunction shall be cumulative and in addition to such other rights or remedies the Company may possess. Nothing contained in this Article 7 shall be construed to prevent the Company from seeking and recovering from the Executive damages sustained as a result of any breach or violation by the Executive of any of the covenants or agreements contained herein, and in the event of any such breach or violation, the Company may avail itself of all remedies available both in law and at equity.


8. Compliance with Other Agreements. The Executive represents and warrants to the Company that the execution of this Agreement by him and the performance of his obligations hereunder will not, with or without the giving of notice, the passage of time or both, conflict with, result in the breach of any provision of or the termination of, or constitute a default under, any agreement to which the Executive is a party or by which the Executive is or may be bound.

9.  Miscellaneous.

    9.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed, postage prepaid, by certified or registered mail (return receipt requested) to the parties at the following address or at such other address for a party as shall be specified by such party by like notice:

If to the Company:

     Correctional Services Corporation
     1819 Main Street, Suite 1000
     Sarasota  FL 34236
     Attention:  President

If to the Executive:

     Michael C. Garretson
     5537 Sago Palm Drive
     Orlando, FL 32819

    9.2 Benefit. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns. Insofar as the Executive is concerned, this Agreement being personal, cannot be assigned.

    9.3 Validity. The invalidity or unenforceability of any provisions hereof shall in no way affect the validity or enforceability of any other provision.

    9.4 Entire Agreement. The Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements between them. It may only be changed or terminated by an instrument in writing signed by both parties. The covenants of the Executive contained in Article 8 of this Agreement shall survive the termination of Executive's employment.

    9.5 Florida Law to Govern. This Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of Florida.

    9.6 Corporate Action. The execution and delivery of this Agreement by the Company has been authorized and approved by all requisite corporate action. /

    9.7 Waiver of Breach. The failure of either party to insist on strict adherence to any provision of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that provision or any other provision of this Agreement. The waiver of any provision of this Agreement must be in a writing signed by the party waiving such compliance.

    9.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.

    9.9 Paragraph Headings. Paragraph headings are inserted herein for convenience only and are not intended to modify, limit or alter the meaning of any provision of this Agreement.

IN WITNESS WHEREOF, the parties hereto have set their hands and executed this Agreement as of the day and year first above written.

CORRECTIONAL SERVICES CORPORATION


By:    /s/ James F. Slattery
     -----------------------
        James F. Slattery
        President


By:    /s/ Michael C. Garretson
     --------------------------
        Michael C. Garretson
        Executive Vice President